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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 22, 2001


                                CorVu Corporation
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



                0-29299                          41-1457090
        (Commission File Number)               (IRS Employer
                                             Identification No.)


                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)


                                 (952) 944-7777
              (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountant.

         On June 22, 2001, KPMG LLP resigned as the Company's principal independent accountant.

         There were not, in connection with the audits of the fiscal years ended June 30, 2000 and 1999 and any subsequent interim period preceding KPMG LLP's resignation, any disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, nor has KPMG LLP's report on the financial statements of the Company for the past two years contained an adverse opinion or disclaimer of opinion or been qualified as to audit scope or accounting principles. The audit reports of KPMG LLP on the consolidated financial statements as of and for the years ended June 30, 2000 and 1999 contained a separate paragraph stating that the Company has suffered recurring losses from operations, has a working capital deficiency and has a stockholders' deficit that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Neither the Board of Directors nor the Audit Committee has taken any action with respect to such resignation. The Company is currently in process of identifying and engaging a new independent accountant.

Item 7.  Financial Statements and Exhibits

   (a)   Financial statements of businesses acquired:

                  Not Applicable.

   (b)   Pro forma financial information:

                  Not Applicable.

   (c)   Exhibits:

                  See Exhibit Index on page following Signatures.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CORVU CORPORATION


                              By       /s/ David C. Carlson
                                ------------------------------------------------
Date June 29, 2001                   David C. Carlson, Chief Financial Officer

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                                  EXHIBIT INDEX

                                CorVu Corporation
                             Form 8-K Current Report




Exhibit Number             Description

     16                    Letter from KPMG LLP